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                                                                   Exhibit 10.56

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                         INTERIM LOAN AGREEMENT (N375SK)

                                      among

                            CHAUTAUQUA AIRLINES, INC.

                                  As Borrower,

                                       and

                 EMBRAER-EMPRESA BRASILEIRA DE AERONAUTICA S.A.

                          Dated as of February 20, 2002

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            INTERIM LOAN AGREEMENT (N375SK), dated as of February 20, 2002, between Chautauqua AIRLINES, INC., a New York corporation (the "Borrower" or "Chautauqua Airlines"), and Embraer-Empresa Brasileira de Aeronautica S.A., a Brazilian Federal public company, with its main offices in Av. Brig. Faria Lima, 2170, 12227-901, Sao Jose dos Campos, Brazil (the "Lender" or "Manufacturer").

            WHEREAS, Solitair Corp. ("Solitair") and the Manufacturer have entered into the Purchase Agreement, pursuant to which the Manufacturer has agreed to manufacture and sell to Solitair, and Solitair has agreed to purchase and take delivery from the Manufacturer, from time to time, of, among other things, EMB-145 model EMB-135 KL aircraft, each equipped with two Rolls-Royce AE3007A1/3 series engines;

            WHEREAS, Solitair desires to assign its right to purchase the Aircraft (as defined below) to the Borrower and Borrower desires to purchase the Aircraft, pursuant to a partial assignment of the Purchase Agreement;

            WHEREAS, Borrower and Lender desire to enter into this Loan Agreement in order to facilitate Borrower's acceptance of delivery of the Aircraft pursuant to the Purchase Agreement as assigned.

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

            1.1 DEFINITIONAL PROVISIONS. (a) Unless otherwise specified herein or therein, all capitalized terms used in this Agreement, the Note or any certificate or other document made or delivered pursuant hereto shall have the meanings set forth in Annex A hereto.

            (b) As used herein and in the Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to Borrower and its Subsidiaries, to the extent not otherwise defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (e) References to any Person shall include such Person's successors and assigns subject to any limitations provided for herein or in the other Borrower Loan Documents.
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            (f) References to agreements shall include such agreements as amended, modified or supplemented.

            (g) The words "include," "includes" and "including" are not limiting.

                       SECTION 2. AMOUNT AND TERMS OF LOAN

            2.1 PROCEDURE FOR BORROWING. On the Borrowing Date, the Lender shall make the Loan to the Borrower in Dollars in the amount of the Commitment. The closing (the "CLOSING") of the Loan shall take place before 12:30 P.M., New York time, on the Borrowing Date at the offices of Rosenman & Colin LLP, New York, New York, or at such other time and place as the parties hereto shall have agreed. The Lender shall make the Loan to the Borrower by delivering the Aircraft to Borrower pursuant to the Purchase Agreement, which Loan shall be applied to Borrower's obligation to pay the Purchase Price under the Purchase Agreement.

            2.2 TERMS OF REPAYMENT OF THE LOAN; INTEREST; EVIDENCE OF DEBT. (a) the Borrower shall make scheduled principal payments on the Loan in monthly installments in the amounts and on the dates identified on Schedule 1 hereto (each such date, a "Payment Date").

            (b) On each Payment Date, the Borrower shall pay interest accrued in respect of the unpaid principal amount of the Loan from the date the proceeds made thereof are made available to the Borrower until such date, at the Debt Rate. The expected amounts of such interest for each Payment Date are stated on
Schedule 1 hereto.

            (c) The Borrower hereby unconditionally promises to pay to the Lender the unpaid principal amount of and accrued interest on the Loan on the Maturity Date.

            (d) Payment of all amounts due to the Lender hereunder or under the Note shall be payable by the Borrower in Dollars in Immediately Available Funds to the Lender by wire transfer at such account as is specified by the Lender no later than 11:30 A.M., New York time, on the due date therefor.

            (e) Upon payment in full by the Borrower of the principal of, and interest on, the Note and all other amounts then due and owing under any Borrower Loan Document or as otherwise agreed in the Borrower Loan Documents, the Note shall be surrendered by the Lender to the Borrower for cancellation and the Lender shall execute and deliver to the Borrower pursuant to Section 7.1 of the Security Agreement an appropriate instrument or instruments (in due form for recording) releasing the Aircraft and the balance of the Collateral from the Lien of the Security Agreement.

            (f) The Borrower agrees to execute and deliver to the Lender on the Borrowing Date a promissory note of the Borrower evidencing the Loan, such note to be substantially in the form of Annex B hereto, with appropriate insertions as to date and principal


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amount payable to the Lender in a principal amount in Dollars equal to the principal amount of the Loan (the "NOTE").

            (g) If (i) the principal of the Loan, (ii) any interest payable thereon or (iii) any other amount relating to the Loan payable hereunder or under any other Borrower Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise and not giving effect to any grace period in determining when any such amount is due), to the extent permitted by applicable law, the amount of such overdue principal, interest or other amount shall bear interest at the Default Rate, in each case from and including the date of such non-payment until but excluding the date on which such overdue principal, interest or other amount is paid in full (as well after as before judgment). Interest accruing pursuant to the preceding sentence of this Section 2.2(f) shall be payable from time to time on demand.

            (h) Interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each. Any payment hereunder that would otherwise be due on a day that is not a Business Day shall be due on the next Business Day.

            (i) The Borrower agrees to record separately the name and address and any other necessary identifying information of Lender in a register maintained as part of a book-entry system. The Borrower and the Lender shall treat the party whose name is recorded in such register as Lender with all entitlements under this Agreement. The Borrower shall record the name of the transferor, the name of the transferee and the amount of the transfer in the register in the case of a transfer. Notwithstanding anything to the contrary set forth in this Agreement or the other Borrower Loan Documents, no assignment or transfer by the Lender of any rights or obligations under or in respect of the Loan or the Note shall be effective unless and until the Borrower shall have recorded such assignment or transfer in the register maintained pursuant to this paragraph; provided that if any such assignment or transfer occurs while an Event of Default has occurred and is continuing, Lender may act as Borrower's agent for effecting registration of such assignment or transfer.

            (j) Payments of principal and other amounts due hereunder shall be applied as follows: FIRST, to the payment of any amount (other than principal and interest) due to Lender hereunder or under the Borrower Loan Documents; SECOND, to the payment of accrued and unpaid interest due hereunder; and THIRD, to the repayment of principal hereunder.

            (k) the terms of the Loan shall be subject to the provisions of the Letter Agreement (N375SK) dated as of the date hereof between the Lender, the Borrower and Solitair Corp., and, to the extent of any inconsistency between any Borrower Loan Document and the Letter Agreement, the Letter Agreement shall govern.

            2.3 MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If the Note shall become mutilated, destroyed, lost or stolen, the Borrower shall, upon the written request of the registered holder thereof, issue, and deliver in replacement thereof, a new Note, payable to such registered holder in the same principal amount, with the same final maturity date, bearing the same interest


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rate and dated the same date as the Note so mutilated, destroyed, lost or stolen. If the Note being replaced has become mutilated, such Note shall be surrendered to the Borrower. If destroyed, lost or stolen, Lender shall furnish to the Borrower such indemnity as may be reasonably required by the Borrower to save the Borrower harmless from any cost, expense, damage, loss and liability resulting therefrom, and an affidavit as to the destruction, loss or theft of such Note and of the ownership thereof.

            2.4 PREPAYMENT.

            (a) Except as expressly provided in SECTIONS 2.4(b) or 2.4(c), the Borrower may not prepay the Note.

            (b) Upon the occurrence of a Total Loss with respect to the Aircraft on the Loss Payment Date, the Borrower shall prepay the principal of the Loan together with all accrued and unpaid interest on the Loan and all other amounts then due with respect to the Loan. Any sums payable to the Borrower by any insurer or any other Person respecting the foregoing shall be paid over to the Lender and applied as provided in Section 3 of the Security Agreement.

            (c) The Borrower shall have the right to prepay the Loan in full prior to the Maturity Date, without premium or penalty, upon 10 days' prior notice to the Lender; PROVIDED that no Event of Default shall have occurred and be continuing, and PROVIDED that such prepayment includes the principal and all other liabilities of the Borrower then due and owing under the Borrower Loan Documents.

            2.5 USE OF PROCEEDS OF THE LOAN. The proceeds of the Loan shall be applied by the Borrower solely towards payment for purchase of the Aircraft.

            2.6 TAXES. All payments to or for the account of the Lender under this Agreement or the other Borrower Loan Documents shall be made without deduction or withholding for or on account of any present or future Indemnified Taxes whether or not collected by way of withholding or deduction from any payment thereunder. If any amount payable to the Lender under this Agreement or the other Borrower Loan Documents becomes subject to any Indemnified Tax imposed by way of withholding or deduction, the Borrower shall indemnify and hold harmless the Lender against such Indemnified Taxes and shall pay an additional amount to the Lender so that the net amount actually received by the Lender, after reduction by withholding of any such Indemnified Tax, including any reduction for withholding applicable to additional sums payable under this
Section 2.8, shall be equal to the full amount that the Lender would have otherwise received under this Agreement or the other Borrower Loan Documents. Whenever any withholding Taxes are paid by the Borrower, the Borrower shall promptly forward to the Lender an official receipt (or certified copy thereof) or other documentation reasonably acceptable to the Lender evidencing such payment to the relevant tax authority. The Lender agrees to provide to the Borrower, not later than the Borrowing Date, and at reasonable times thereafter upon the request of the Borrower, an IRS Form W-8 BEN properly completed and executed by the Lender or any substantively identical successor form, provided


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that such Form W-8 BEN shall only be required after the Borrowing Date if payments under this Agreement to the Lender would not otherwise be exempt from withholding under U.S. Tax Laws; provided, however, that each Loan Transferee or Loan Participant agrees to provide to Borrower upon its request, either IRS Form W-9, IRS Form W-8 BEN or such other IRS Form W-8, as appropriate, but such form will only be required from a Loan Transferee or Loan Participant if payments under this Agreement to the Loan Transferee or the Loan Participant would not otherwise be exempt from withholding under U.S. Tax Laws.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES
                                 OF THE BORROWER

            3.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Borrower (1) is a corporation duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of incorporation, (2) is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which failure so to qualify would have a Material Adverse Effect, (3) is a Citizen of the United States and a Certificated Air Carrier, (4) holds all licenses, certificates, permits and franchises from the appropriate agencies of the United States of America and/or all other Governmental Authorities having jurisdiction necessary to authorize it to engage in air transport and to carry on scheduled passenger service as presently conducted (except for any of the foregoing the failure of the Borrower to hold or maintain which would not have a Material Adverse Effect), (5) has its chief place of business and chief executive office (as such terms are defined in Article 9 of the Uniform Commercial Code) at 2500
S. High School Road, Indianapolis, Indiana, (6) has the corporate power and authority to carry on its business as currently conducted, and (7) except for "code sharing" arrangements with other airlines, does not conduct business under a trade, assumed or fictitious name.

            3.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action on the part of the Borrower, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Borrower except such as have been duly obtained, and this Agreement does not contravene any law, judgment, government rule, regulation or order now binding on the Borrower, or the Articles of Incorporation or Bylaws of the Borrower, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (except as provided in the Security Agreement) upon the property of the Borrower under its Articles of Incorporation or Bylaws or any indenture, mortgage, contract or other agreement to which the Borrower is a party or by which it or any of its properties is bound or affected. Neither the execution and delivery by the Borrower of this Agreement nor the performance by the Borrower of its obligations hereunder require the consent, approval or authorization of, the giving of notice to, or the registration with, or the taking of any other action in respect of any federal, state or foreign Governmental Authority (other than a Brazilian Governmental Authority) or agency on the part of the Borrower in connection with the borrowing of the Loan or with the execution, delivery, performance, validity or enforceability of the Borrower Loan Documents to which the Borrower is a party other than, with respect to the Aircraft, (a) the application for registration of such Aircraft in the name of the Borrower with the


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FAA pursuant to the FAA Application for Aircraft Registration, (b) the filing for recordation of the FAA Bill of Sale, the Security Agreement and the Security Agreement Supplement and (c) the filing of a properly completed Uniform Commercial Code financing statement and the filing of continuation statements with respect thereto. Assuming due authorization, execution and delivery of this Agreement by Lender, this Agreement, when entered into by the Borrower, will constitute a valid and legally binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing.

            3.3 PURPOSE OF THE LOAN. The proceeds of the Loan will be used by the Borrower to purchase the Aircraft under the Purchase Agreement.

            3.4 SECURITY AGREEMENT. Except for (1) the registration of the Aircraft in the name of the Borrower pursuant to the Transportation Code, (2) the filing and recordation pursuant to the Transportation Code of the FAA Bill of Sale, the Security Agreement and the Security Agreement Supplement and, (3) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created by such documents under the Uniform Commercial Code of New York, no further action, including any filing or recordation of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary in order to establish and perfect the security interest in the Aircraft as against the Borrower and any other Person in any applicable jurisdiction in the United States;

            3.5 LITIGATION. (a) There is no pending or, to the knowledge of the Borrower, threatened action or proceeding before any court or administrative agency, and there are no final judgments of record against the Borrower which, either individually or in the aggregate in the case of any group of related lawsuits, is reasonably likely to have a Material Adverse Effect;

            (b) The Borrower is not in default of any material obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent, nor is there any event which has occurred and is continuing that, under the terms of the indenture, mortgage, loan agreement or other agreement or instrument relating to such obligation, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, which default(s), either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; and

            (c) The Borrower is not in violation of any law, order, injunction, decree, rule or regulation applicable to the Borrower of any court or administrative body, which violation would be reasonably likely to have a Material Adverse Effect;


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            3.6 NO DEFAULT. There has not occurred any event which constitutes a
Default or an Event of Default under this Agreement which is presently continuing;

            3.7 TAXES. The Borrower has filed or caused to be filed all U.S. federal, state and local and non-U.S. tax returns that are required to be filed by them and have paid or caused to be paid all taxes shown to be due on such return or on any assessment received by the Borrower, except any that are being contested diligently and in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP;

            3.8 ERISA. (a) No "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by the Borrower or any ERISA Affiliate of either has incurred an "accumulated funding deficiency" (within the meaning of ERISA) and neither the Borrower nor any ERISA Affiliate of either has incurred any material liability to the Pension Benefit Guaranty Corporation;

            (b) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code (including all provisions thereof, compliance with which is required for any intended favorable Tax treatment) and other federal or state law, except where such non-compliance is not reasonably be expected to have a Material Adverse Effect. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the best knowledge of the Borrower, nothing has occurred that would cause the loss of such qualification. The Borrower and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has resulted, or is reasonably expected to result, in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; and

            (c) The Borrower's interest in the Aircraft does not and will not constitute the assets of any "employee benefit plan" as defined in Section 3(3) of ERISA or any "plan" within the meaning of Section 4975(e)(1) of the Code;

            3.9 SECTION 1110. Lender is entitled to the protection of Section 1110 of the United States Bankruptcy Code in connection with its right to take possession of the Aircraft in the event of a case under Chapter 11 of the United States Bankruptcy Code in which the Borrower is a debtor;

            3.10 INVESTMENT COMPANY. None of the Borrower or any subsidiary or Affiliate of it is an "investment company" required to be registered under the Investment Company Act of 1940, as amended;


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            3.11 MARGIN STOCK. The Borrower is not engaged principally in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System ("REGULATION U")) and none of the proceeds from the issuance of the Note will be used directly or indirectly by the Borrower to purchase or carry "margin stock" as such term is defined in Regulation G of the Board of Governors of the Federal Reserve System;

            3.12 FINANCIAL STATEMENTS. The financial statements and any related notes of the Borrower of the fiscal year ended December 31, 2000 have been prepared in accordance with GAAP, and fairly present in all material respects in accordance with GAAP the financial condition of the Borrower as at such date and the results of its operations for the periods covered by such statements, and since December 31, 2000, there has been no change in such condition or operations which would result in any Material Adverse Effect;

           SECTION 4. CONDITIONS PRECEDENT TO THE LENDER'S OBLIGATIONS

            The agreement of the Lender to make the Loan requested to be made by it to the Borrower on the Borrowing Date is subject to the satisfaction, or waiver by the Lender, of the following conditions precedent prior to or concurrently with the making of the Loan:

            4.1 MATERIAL ADVERSE CHANGE. (a) no event shall have occurred that would result in a Material Adverse Change since December 31, 2000, in the business, operations or financial condition of the Borrower which change has a material adverse impact on the Borrower's ability to perform any of its obligations under the Borrower Loan Documents to which it is a party.

            (b) No change shall have occurred after the date of the execution and delivery of this Loan Agreement in Applicable Law which would make it a violation of law or regulations for (1) the Borrower or the Lender to execute, deliver and/or perform the Borrower Loan Documents to which any of them is a party or (2) the Lender to make its Commitment available.

            4.2 FEES AND EXPENSES. (a) On the Borrowing Date, the Lender shall have received from Borrower all amounts then accrued and payable to Lender pursuant to Section 9.11.

            4.3 DOCUMENTS. Assuming due authorization, execution and delivery by the Lender and each other party other than the Borrower of the Borrower Loan Documents to which it is a party, each of the Borrower Loan Documents shall have been duly authorized, executed and delivered by the Borrower and shall be in full force and effect and executed counterparts shall have been delivered to the Borrower and the Lender, and their respective counsel, PROVIDED that only the Lender shall receive executed originals of the Note.


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            4.4 SECURITY INTEREST. A Uniform Commercial Code financing statement naming Lender as secured party in respect of the security interest created by or pursuant to the Security Agreement shall have been executed and delivered by the Borrower.

            4.5 AUTHORIZATION. On the Borrowing Date, the Lender shall have received the following, in each case in form and substance reasonably satisfactory to it:

            (a) a copy of the Articles of Incorporation of the Borrower certified by the Secretary of State of the State of New York and a copy of the Bylaws and resolutions of the board of directors of the Borrower certified by the Secretary or Assistant Secretary of the Borrower, duly authorizing the execution, delivery and performance by the Borrower of each of the Borrower Loan Documents to which the Borrower is a party, and an incumbency certificate as to the Person or Persons authorized to execute and deliver such documents on its behalf and including specimens of the signatures of such Person or Persons; and

            (b) such other documents and evidence with respect to the Borrower as the Lender or its counsel may reasonably request in order to establish the authority of the Borrower to consummate the Borrower Loan Documents to which it is a party and the taking of all corporate proceedings in connection therewith.

            4.6 GOVERNMENTAL APPROVAL. All appropriate action required to have been taken by Borrower on or prior to the Delivery Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States or Brazil in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

            4.7 FAA MATTERS. On the Delivery Date the following statements shall be true, and the Lender shall have received evidence reasonably satisfactory to it to the effect that:

            (a) Subject to the filing and recordation with the FAA of the FAA Aircraft Registration Application and the FAA Bill of Sale on the Delivery Date, the Borrower has good and valid title to the Aircraft, free and clear of Liens other than the rights of Lender pursuant to the security interest created by the Security Agreement;

            (b) The FAA Aircraft Registration Application in the name of the Borrower (together with any required affidavits) has been duly filed with the FAA;

            (c) Subject on the Delivery Date to the registration of the Aircraft in the name of the Borrower with the FAA, the Borrower has authority from all applicable


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      Governmental Authorities to (i) bring the Aircraft into the United States and (ii) operate such Aircraft;

            (d) The FAA Bill of Sale and the Security Agreement have been duly filed with the FAA for recordation;

            (e) The Lender is entitled to the protection of Section 1110 of the United States Bankruptcy Code in connection with its rights to take possession of the Aircraft in the event of a case under Chapter 11 of the United States Bankruptcy Code in which the Borrower is a debtor; and

            (f) On the Delivery Date, the Borrower shall be in the process of obtaining an FAA Certificate of Airworthiness for the Aircraft;

            4.8 REPRESENTATIONS. The representations and warranties of the Borrower contained herein and in the other Borrower Loan Documents to which the Borrower, is a party shall be true and accurate as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such date), and the Lender shall have received a certificate of a Responsible Officer of the Borrower to such effect.

            4.9 ADDITIONAL CONDITIONS. On the Delivery Date,

            (a) no event shall have occurred and be continuing, or be reasonably likely to result from the purchase, sale or mortgage of the Aircraft, which constitutes a a default or a breach under the Purchase Agreement;

            (b) no Material Adverse Change shall have occurred, or other event that would have a Material Adverse Effect; and

            (c) the Aircraft shall be located in Sao Jose dos Campos, Sao Paulo, Brazil or such other location as may be acceptable to the Lender; and

            4.10 OPINIONS. On the Borrowing Date the Lender shall have received an opinion addressed to it from Hughes Hubbard & Reed, LLP, counsel for the Borrower, in form and substance reasonably satisfactory to it.

            4.11 CERTIFICATES. The Lender shall have received a certificate signed by an officer of the Borrower dated the Delivery Date addressed to the Lender and certifying as to the fulfillment of all conditions in Section 4.6 (insofar as it relates to the United States), Section 4.8 and Section 4.14 (to the knowledge of the Borrower).


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            4.12 INSURANCE. The Lender shall have received an independent insurance broker's report, and certificates of insurance, in form and substance reasonably satisfactory to the Lender, as to the due compliance with the terms of Section 3.4 of the Security Agreement relating to insurance with respect to the Aircraft.

            4.13 TOTAL LOSS. On the Delivery Date no Total Loss (or event which with the passage of time would be reasonably likely to become a Total Loss) with respect to the Airframe or any Engine shall have occurred.

            4.14 LITIGATION. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or Governmental Authority at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any of the transactions contemplated hereby.

            4.15 CLOSING DOCUMENTS. All proceedings taken in connection with the transactions contemplated hereby and the other Borrower Loan Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Lender and its counsel, and the Lender and its counsel shall have received copies of such documents and papers as the Lender or its counsel may reasonably request in connection therewith or as a basis for such counsel's closing opinion, all in form and substance reasonably satisfactory to the Lender and its counsel.

            4.16 CREDIT APPROVAL. On the Borrowing Date, Lender shall have received a copy of (1) the printout of the screen of the Register of Export - RE and of the Register of Credit Operation - RC, obtained through the SISCOMEX (Bureau of Foreign Trade) System, evidencing the authorization for export of the Aircraft and showing and Agencia Especial de Financiamento Industrial as lender/creditor in connection with the financing of the Total Invoice Cost of the Aircraft, and (2) the written approval (in a form reasonably satisfactory to Lender) obtained by the Manufacturer from the Governmental Authority administering the Proex Program relating to the application of the Proex Program to the Aircraft as financed at the Closing pursuant to the provisions of the Borrower Loan Documents.

                           SECTION 5. QUIET ENJOYMENT

            The Lender agrees that so long as no Event of Default shall have occurred and be continuing, neither it nor any other Person claiming by, through or under it shall take any action contrary to, or otherwise in any way interfere with or disturb, the quiet enjoyment of the use and possession of the Aircraft, the Airframe or any Engine by the Borrower or any transferee of any interest in any thereof permitted under the Security Agreement.

                        SECTION 6. INTENTIONALLY OMITTED

                      SECTION 7. COVENANTS OF THE BORROWER

            7.1 COVENANTS OF THE BORROWER. The Borrower hereby agrees that, so long as the Loan is owing to the Lender hereunder, it shall furnish to the
Lender:

                  (a) (i) within 45 days after the end of each of the first
            three quarterly fiscal periods in each fiscal year of the company, a consolidated balance sheet of the Borrower (and its consolidated subsidiaries, if any) prepared by it as of the close of such period, together with the related consolidated statements of income and changes in cash flow for such period, together with a certificate of an authorized officer of the Borrower that such financial statements present fairly in all material respects in accordance with generally accepted accounting principles the information contained therein subject to year end adjustments and the absence of required footnote,

                  (ii) within 120 days after the close of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower (and its consolidated subsidiaries, if any) as of the close of such fiscal year, together with the related consolidated statements of income and changes in cash flow for such fiscal year, as audited by independent public accountants.

            (b) together with the delivery of each set of financial statements pursuant to paragraphs (a) above, a certificate executed by an authorized officer of the Borrower stating that, to his knowledge, no Default or Event of Default has occurred thereunder or if any has occurred specifying the nature thereof and the steps proposed to be taken to cure such Default or Event of Default, if curable;

            (c) such other reports and information regarding the Borrower as Lender shall reasonably request;

            (d) INTENTIONALLY OMITTED

            (e) Promptly upon receipt thereof by the Borrower, copies of all communications regarding any event that could reasonably be expected to result in a Material Adverse Effect, received by the Borrower from the manufacturer of any of the Engines or the Borrower's insurance carrier or broker, as the case may be, and promptly upon sending the same, copies of all notices and communications regarding events described above sent by the Borrower to such manufacturer of such Engines or such insurance carrier or broker.

            7.2 COVENANTS OF THE BORROWER. The Borrower will not consolidate with or merge into any other person under circumstances in which Borrower is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other Person, unless:

                  (a) such Person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such person will be a Certificated Air Carrier;

                  (b) such Person executes and delivers to the Lender a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Lender, containing an effective assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in the Borrower Loan Documents to be performed or observed by Borrower;

                  (c) such Person makes such filings and recordings with the FAA pursuant to the Transportation Code as shall be necessary to evidence such consolidation or merger;

                  (d) immediately after giving effect to such consolidation or merger no Event of Default shall have occurred and be continuing; and

                  (e) the net worth (as determined under GAAP) of such Person immediately after giving effect to such transaction is not materially less than the greater of (x) the net worth (determined as aforesaid) of the Borrower immediately prior to such transaction or (y) the net worth (determined as aforesaid) of the Borrower on March 31, 2001.

                  Upon any such consolidation or merger of Borrower with or into, or the conveyance, transfer or lease by Borrower of all or substantially all of its assets to, any person in accordance with this
      Section 7.2, such Person will succeed to, and be substituted for, and may exercise every right and power of, Borrower under the Borrower Loan Documents with the same effect as if such Person had been named as "Borrower" therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Borrower or such Person from any of the obligations, liabilities, covenants or undertakings of Borrower under the Borrower Loan Documents.

            7.3 CERTAIN ADDITIONAL COVENANTS OF BORROWER . The Borrower agrees and covenants that it will:

            (a) EXISTENCE AND CITIZENSHIP. At all times maintain (a) subject to
      Section 7.2, its corporate existence in good standing under the laws of its charter jurisdiction and keep current all necessary filings related thereto, (b) its status as a Citizen of the United States, (c) its status as a Certificated Air Carrier, (d) its right to transact business in each jurisdiction in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary, except to the extent failure to comply with this clause (d) will not have a Material Adverse Effect and (e) all licenses, certificates, permits and franchises necessary to authorize the Borrower to engage in the business of air transport and the carrying on of scheduled passenger service as presently conducted.

            (b) PAYMENT OF TAXES AND CLAIMS. Pay when due all Taxes, assessments and other liabilities payable by the Borrower, except (other than with respect to Taxes collected by withholding) as contested in good faith and by appropriate proceedings, PROVIDED reserves reasonably deemed appropriate by the Borrower have been established with respect thereto, and except to the extent that failure to comply with this Section 7.3(b) will not have a Material Adverse Effect.

            (c) NOTICE OF LITIGATION. Give prompt written notice to the Lender in reasonable detail of any litigation or governmental proceeding pending or, to its knowledge, threatened against the Borrower that Borrower would have had to have report if it were subject to, the reporting requirements of the Securities Exchange Act of 1934, as amended.

            (d) SALE OF THE COLLATERAL. Not sell, transfer, convey, lease or otherwise dispose of (or enter into any commitment to sell, transfer, convey, lease or otherwise dispose of) all or part of the Collateral (whether in one or a series of transactions), except as permitted pursuant to the Security Agreement.

            (e) LOCATION OF CHIEF PLACE OF BUSINESS. Not change the location of its chief place of business or chief executive office without 30 days' prior written notice to Lender (which relocation shall not occur to a jurisdiction in which the Uniform Commercial Code has not been enacted or is not in full force and effect).

            (f) CODE-SHARING. Except for "code sharing" arrangements with other airlines, shall not conduct business under a trade, assumed or fictitious name without 10 days' prior written notice to Lender.

            7.4 CERTAIN ADDITIONAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees with the Lender, as follows:

            (a) The Borrower, at its expense, will cause to be done, executed, acknowledged and delivered all and every such further acts, documents, instruments, conveyances and assurances as the Lender shall reasonably request to establish and protect the perfected Lien of the Security Agreement and the other rights and remedies intended to be created in favor of the Lender under the Borrower Loan Documents; PROVIDED, that any instrument or other document so executed by the Borrower will not expand any obligations or limit any rights of the Borrower in respect of the transactions contemplated by any of the Borrower Loan Documents.

            (b) The Borrower will, at its expense and forthwith upon delivery of the Aircraft to the Borrower under the Purchase Agreement, cause (i) the FAA Bill of Sale, the FAA Aircraft Registration Application, the Security Agreement and any amendments to the Security Agreement to be promptly filed and recorded, or filed for recording, to the extent required under the Transportation Code, and (ii) the financing statements referred to in
      Section 4.6 to be promptly filed in all places necessary. The Borrower shall at all times thereafter throughout the Term cause the Aircraft to remain duly registered in the name of the Borrower under the Transportation Code. The Borrower agrees to furnish the Lender with copies of the foregoing documents with recording data as promptly as practicable following the issuance of same by the FAA.

            (c) Promptly upon the registration of the Aircraft and the recording of the FAA Bill of Sale, the Security Agreement pursuant to the Transportation Code, the Borrower will cause FAA Counsel to deliver to the Lender and the Borrower an opinion as to the due and valid registration of the Aircraft in the name of the Borrower, the due recording of the FAA Bill of Sale, the Security Agreement and the lack of filing of any intervening documents with respect to the Aircraft.

            (d) The Borrower, at its expense, will take or cause to be taken such action with respect to the recording, filing, re-recording and re-filing of the FAA Bill of Sale, the Security Agreement and any financing statements or other instruments as are necessary to maintain the ownership interest of the Borrower in the Aircraft and, so long as the Security Agreement is in effect, the security interest created by the Security Agreement and will furnish to Lender timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable the Lender to take such action.

                          SECTION 8. EVENTS OF DEFAULT

            8.1 EVENTS OF DEFAULT. Each of the following shall constitute an "EVENT OF DEFAULT":

            (a) (i) The Borrower shall fail to make the payment of principal of or interest on the Loan within five (5) Business Days after the same shall become due or (ii) the Borrower shall fail to make any payment when the same shall become due of any other amount due from Borrower under this Agreement or the Security Agreement and such failure shall continue unremedied for ten (10) days after the receipt by the Borrower of written demand therefor from the Lender, as the case may be; or

            (b) The Borrower shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained) insurance required to be maintained in accordance with the provisions of the Security Agreement; PROVIDED, HOWEVER, that in the case of insurance with respect to which cancellation, change or lapse for nonpayment of premium shall not be effective as to the Borrower or the Lender for thirty (30) days (seven (7) days or such other period as may be customary in the war risk and allied perils coverage) after receipt of notice by the Lender of such cancellation, change or lapse, no such failure shall constitute an Event of Default until the earlier of (x) the date such failure shall have continued unremedied for a period of twenty (20) days (five (5) days in the case of any war risk and allied perils coverage or such lesser period as shall then be customary for such insurance in the major aviation insurance markets) after receipt by the Lender of such notice of cancellation, change or lapse or (y) such insurances not being in effect as to the Lender; or

            (c) The Borrower shall have failed to perform or observe (or caused to be performed and observed) in any material respect any other covenant or agreement to be performed or observed by it under any Borrower Loan Document, and such failure shall continue unremedied for a period of 30 days after written notice thereof by Lender; PROVIDED, that if the Borrower shall have undertaken to cure any such failure which relates to maintenance, service, repair, overhaul or modifications, and, notwithstanding the reasonable diligence of the Borrower in attempting to cure such failure, such failure cannot be cured by the payment of money or otherwise within said 30-day period but is curable with future due diligence, there shall exist no Event of Default under this Section 8.1(c) so long as the Borrower is proceeding with due diligence to cure such failure, and the Lender's rights and interests in the Aircraft are not adversely affected thereby in any material respect, and such failure is cured within an additional period of 90 days; or

            (d) Any representation or warranty made by the Borrower herein or in any other Borrower Loan Document or any other document or certificate furnished by the Borrower in connection herewith or therewith or pursuant hereto or thereto shall prove to have been incorrect in any material respect as of the time made or deemed made, PROVIDED, that no such Event of Default shall be deemed to have occurred if the effect of such incorrectness is capable of being cured and is cured within a period of 30 days after the receipt by the Borrower of a written notice from Lender notifying the Borrower, of the existence of such incorrectness, and the Borrower's and the Lender's rights and interests in the Aircraft are not adversely affected thereby in any material respect; or

            (e) The commencement of an involuntary case or other proceeding in respect of the Borrower under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed or unstayed for a period of 60 consecutive days, or an order for relief under Chapter 11 of the Bankruptcy Code with respect to the Borrower as debtor or any other order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Borrower, a receiver, trustee or liquidator of the Borrower or for all or substantially all of its property, or sequestering of all or substantially all of the property of the Borrower and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of 60 consecutive days after the date of entry thereof; or

            (f) (i) The Borrower shall consent to the appointment of a custodian, receiver, trustee or liquidator (or other similar official) of itself, the Aircraft or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the Borrower is generally not paying its debts as such debts become due, or the Borrower shall make a general assignment for the benefit of creditors, or the Borrower shall take any corporate action to authorize any of the foregoing; or

            (ii) The Borrower shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Borrower in any such proceeding, or the Borrower shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors, or the Borrower shall take any corporate action to authorize any of the foregoing; or

            (iii) The commencement of proceedings to liquidate or dissolve the Borrower; or

            (g) The Borrower shall fail to obtain a validly issued FAA Standard Airworthiness Certificate (Transport Category) for the Aircraft within eight (8) days after the Security Agreement is filed with the FAA for any reason within the control of the Borrower;

            (h) An "Event of Default" (as defined in any loan agreement referred to below in this Section 8.1(h)) shall have occurred and be continuing under any other loan agreement between the Lender and the Borrower pursuant to which the Lender has provided aircraft financing to the Borrower (but only so long as the initial Lender is the Lender); or

            (i) So long as the lien of the Security Agreement is in effect, the Lender shall no longer have a first priority security interest thereunder (subject to Permitted Liens) on all or any part of the Collateral subject thereto and such failure shall continue for ten (10) days after delivery of notice thereof by the Lender to the Borrower; or

            (j) the Borrower shall cease to be a Certificated Air Carrier; or

            (k) the Borrower shall receive a notice of default or exercise of remedies with respect to the payment or performance of any indebtedness or other obligation to any third party and any such default or exercise of remedies results in an acceleration of such indebtedness or obligations; provided that the aggregate amount of any such indebtedness or obligation is in excess of $500,000 (determined in the case of borrowed money by the amount outstanding under the agreement pursuant to which such borrowed money was borrowed, in the case of a deferred purchase price by the remaining balance and in the case of a lease by the present value of the remaining rent payable thereunder).

then, and in any such event, (A) if such event is an Event of Default specified in paragraphs (e) or (f) of this Section 8.1, the Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the Note shall immediately become due and payable, and (B) if such event is another Event of Default, at any time while such Event of Default is continuing, the Lender may, by written notice to the Borrower, declare the Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable and the Lender may exercise the rights and remedies provided in the Security Agreement and the other Borrower Loan Documents. Except as expressly provided above in this Section 8.1, presentment, demand, protest and all other notices of any kind with respect to an Event of Default are hereby expressly waived.

                            SECTION 9. MISCELLANEOUS

            9.1 AMENDMENTS AND WAIVERS. This Agreement or any terms hereof may only be amended, supplemented or modified with the prior written consent of the Borrower and the Lender. The Lender may, from time to time, waive, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Agreement or any Event of Default and its consequences. In the case of any waiver the Borrower and the Lender shall be restored to their former positions and rights hereunder, and any Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent on such subsequent or other Event of Default. Any amendment or waiver effected in accordance with this Section 9.1 shall be binding upon the Lender and any subsequent Lender and the Borrower.

            9.2 NOTICES; CONSENT TO JURISDICTION; JOINDER.

            (a) All notices, demands, instructions and other communications of any kind required or permitted to be given to or made upon any Party pursuant hereto or in respect of this Agreement shall be made in English, in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, by facsimile device, or by overnight service or prepaid courier service, and shall be deemed to be given for purposes hereof (A) if delivered in person or by overnight service or prepaid courier service, on the day that such writing is delivered, (B) if given by registered or certified mail, on the date of receipt, or (C) if made by fax, upon receipt by the sender of transmission confirmation (PROVIDED, that any such fax transmission shall be confirmed by mailing a copy of such notice or transmission by registered mail). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.2(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective Parties hereto at their respective addresses (or to their respective facsimile numbers) as follows: (i) if to the Borrower or Lender, to the respective addresses set forth in Section 9.2(e), or to such other address as any such Party indicates by notice to the other Party; or (ii) if to any subsequent Lender, addressed to such subsequent Lender at such address as such subsequent Lender shall have furnished by notice to the parties hereto.

            (b) Each Party hereby irrevocably agrees that any legal suit, action or proceeding brought by any other Party or any Indemnitee that is not a Party, which arises out of or relates to the Borrower Loan Documents or any of the transactions contemplated hereby or thereby or any document referred to herein or therein, may be instituted in the United States District Court for the Southern District of New York and the state courts of the State of New York sitting in the City of New York, and without prejudice to any Party's right to remove to the federal courts, appellate courts from any thereof (collectively, the "STIPULATED COURTS"), and each Party hereby expressly submits itself to the exclusive personal jurisdiction of such Stipulated Courts and waives any objection that it may now or hereafter have to the personal jurisdiction or venue of any action in any such Stipulated Court or that any such action was brought in an inconvenient forum, and agrees not to plead or claim the same by way of motion as a defense or otherwise. EACH PARTY HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER BORROWER LOAN DOCUMENT OR THE ENFORCEMENT HEREOF OR THEREOF.

            (c) INTENTIONALLY OMITTED

            (d) Each Party hereby irrevocably and unconditionally waives personal service of process and consents that service of process upon it may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, at its address for notice as determined in Section 9.2(e), or by personal service, and service so made shall be deemed completed when such service is received at such address; PROVIDED, that nothing herein shall affect the right to serve process in any other manner permitted by Applicable Law.

            (e) Any such notice or communication to a party hereto shall be made in English, in writing, by registered mail, fax, telex or cable, as permitted under applicable law, and shall be given as follows:

                     Borrower:   Chautauqua Airlines, Inc.
                                 2500 S. High School Road
                                 Indianapolis, Indiana  46241

                     Attention: President
                     Tel: 317-484-6047
                     Fax: 317-484-6060

                     With a Copy to:

                     Wexford Capital LLC
                     411 West Putnam Avenue
                     Greenwich, Connecticut 06830
                     Attention: Jay Maymudes
                     Tel: 203-862-7050
                     Fax: 203-862-7350

Lender/Manufacturer  Embraer - Empresa Brasileira de Aeronautica S.A.
                     Av. Brigadeiro Faria Lima, 2170
                     12227-901 Sao Jose dos Campos, SP
                     Brazil
                     Attention: Director - Contracts
                     Tel: (011) 5512-3927-1410
                     Fax: (011) 5512-3927-1257

            (f) Any party listed above may change its address and the transmission numbers for notices by notice in the manner provided in this
Section 9.2.

            9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document or certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loan hereunder.

            9.4 LOAN ASSIGNMENTS AND TRANSFERS. The Lender may assign and transfer its right, title and interest in the Loan, and the Note, including all of its rights and obligations therein and in the Borrower Loan Documents in whole or in part ("LOAN TRANSFEREES") or grant participations therein to ("LOAN PARTICIPANTS") in private nonpublic placements pursuant to Section 4(2) of the United States Securities Act of 1933, as amended, or Rule 144A ("Rule 144A") thereunder or similar laws or regulations, and the Borrower shall cooperate reasonably and in good faith in accordance with the following provisions in assisting the Lender in effecting such assignment, transfer or grant, PROVIDED that the Borrower shall have no greater obligation or liability (including any increased payment pursuant to Section 2.6) to any transferee than it would have had to the initial Lender or as a result of any grant of a participation. The Borrower hereby waives any right of set-off it may have against such entity with respect to claims against the

Lender, the Manufacturer and other third parties. A Loan Transferee may create a perfected lien on the Loan Agreement and the other documents to secure the indebtedness of the Loan Transferee to its lenders. The Borrower agrees to name the Loan Transferee as loss payee on hull insurance and as an additional insured on liability insurance and as an indemnitee with respect to indemnifications contained in the relevant Borrower Loan Documents. The Parties agree that each Loan Transferee, upon any such assignment and transfer, shall be and have all beneficial rights of Lender to the extent of the interest so assigned and transferred and shall to such extent accede to all rights of Lender under all the Borrower Loan Documents upon execution and delivery to the Borrower of a lender transfer notice, and that no consent, approval or other notice of or to any party to the Borrower Loan Documents is necessary in connection therewith. Without limiting the generality of the foregoing, the Borrower authorizes Lender to disclose to any actual or prospective Loan Transferee or Loan Participant any and all financial information in Lender's possession concerning the Borrower, which has been delivered to Lender pursuant to the Borrower Loan Documents or in connection with Lender's credit evaluation of the Borrower prior to entering into the Borrower Loan Documents.

            This Loan Agreement shall be binding upon and inure to the benefit of the Borrower, Lender and their respective successors and permitted assigns. Except as otherwise expressly permitted or required by the provisions of the Borrower Loan Documents, the Borrower may not assign any of its rights or obligations hereunder or under any Borrower Loan Document without the prior written consent of Lender.

            9.5 CONTRACTUAL CURRENCY. (a) All payments of the unpaid balance of the Loan and interest thereon and any other amount payable hereunder or under any other Loan Document shall be paid in Dollars.

            (b) If any expense required to be reimbursed pursuant to this Loan Agreement or any other Borrower Loan Documents is originally incurred in a currency other than Dollars, the Borrower shall nonetheless make reimbursement of that expense in Dollars, in an amount equal to the amount in Dollars that would have been required for the person that incurred that expense to have purchased, in accordance with normal banking procedures, the sum paid in such other currency (after any premium and costs of exchange) on the date of payment of such expenses.

            9.6 SEVERABILITY. Any provision of this Loan Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

            9.7 ENTIRE AGREEMENT. The Borrower Loan Documents embody the entire agreement and understanding between Lender and the Borrower and supersede all prior agreements and understandings relating to the subject matter thereof.

            9.8 GOVERNING LAW.

            THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA. All obligations of the Borrower and the rights of Lender and any holder of any Note shall be in addition to, and not in limitation of, those provided by Applicable Law.

            9.9 WAIVER OF IMMUNITIES. The Lender agrees that, to the extent that the Lender or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from (a) any legal action, suit, arbitration proceeding or other proceeding, (b) set-off or counterclaim,
(c) the jurisdiction of any court of competent jurisdiction, (d) service of process, (e) relief by way of injunction, order for specific performance or for recovery of property, (f) attachment of its assets prior to judgment or after judgment, (g) attachment in aid of execution or levy, (h) execution or enforcement of any decree or judgment, (i) judgment or jurisdiction or from any other legal process in any jurisdiction, the Lender, for itself and its property, does, to the full extent permitted by Applicable Law, rule or regulation, hereby irrevocably and unconditionally waive all rights to, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the other Borrower Loan Documents, or the subject matter hereof or thereof. Such agreement shall be irrevocable and not subject to withdrawal in any and all jurisdictions or under any statute, including the Foreign Sovereign Immunities Act of 1976 of the United States of America. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against the Lender with respect to this Agreement.

            9.10 CONFIDENTIALITY. Each of the Borrower and Lender hereby assumes the obligation to maintain in total and absolute confidentiality the terms and conditions of the Borrower Loan Documents not required by the terms of any of the Borrower Loan Documents to be filed or recorded in the public record and shall not disclose or reproduce the same by any means or for any purpose, except as follows: (1) as otherwise required or contemplated by the Borrower Loan Documents, (2) to its accountants, lawyers and financial and other professional advisors, (3) to its employees, its Affiliates and their employees, and to each other party to the Borrower Loan Documents, (4) as required by force of law, (5) as required by judicial or administrative decision of a Governmental Authority,
(6) for the purpose of effecting any transfer or participation permitted pursuant to Section 9.4 hereof, PROVIDED that in case of a disclosure referred to in Clauses (4) and (5) above, the party requiring disclosure shall use its reasonable best efforts to limit the extent of such disclosure to the extent permitted by law.

            9.11 EXPENSES OF LENDER AND TRANSACTION EXPENSES.

            Except as otherwise provided herein, the Borrower agrees (a) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Agreement and the other Borrower Loan Documents, and any amendment, supplement or modification provided for in this Agreement or any other Borrower

Loan Document, or requested by the Borrower to, this Agreement and the other Borrower Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender and (b) to pay, indemnify, and hold the Lender harmless from, any and all United States recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying such United States recording and filing fees, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Borrower Loan Documents and any such other documents relating thereto.

            9.12 GENERAL INDEMNITY. (a) The Borrower hereby agrees to indemnify on an After-Tax Basis each Indemnitee against, and agrees to protect, save and hold harmless each of them from any and all Expenses imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of or which would not have occurred but for (1) the Borrower Loan Documents and the consummation of the transactions contemplated thereby or any Default or Event of Default thereunder and the enforcement of any of the terms thereof; (2) the Aircraft (or any item or other portion thereof) or any engine installed on the Airframe or any airframe on which an Engine is installed, whether or not arising out of the manufacture, design, ordering, acceptance, rejection, acquisition, installation, purchase, registration, re-registration, refinancing, financing, ownership, delivery, nondelivery, lease, sublease, possession, use or non-use, operation, storage, maintenance, modification, alteration, condition, replacement, repair, loss, damage, destruction, removal, substitution, sale, return, surrender or other disposition of the Aircraft (or any item or other portion thereof) including, without limitation, latent or other defects, whether or not discoverable, strict products liability, strict tort liability and any claim for patent, trademark or copyright infringement, environmental liability or any violation of an Applicable Law relating to the Aircraft; PROVIDED that the foregoing indemnity of an Indemnitee shall only apply for claims relating to Lender in its capacity as lender under the Borrower Loan Documents and not to Lender in its capacity, if any, as manufacturer, repairer, supplier or aircraft servicing agent, or any Expense to the extent resulting from or arising out of or which would not have occurred but for one or more of the following: (A) any express representation or warranty by such Indemnitee in the Borrower Loan Documents being incorrect; or (B) the failure by such Indemnitee to perform or observe any express agreement, covenant or condition in any of the Borrower Loan Documents except to the extent such failure by such Indemnitee proximately results from any failure by the Borrower to observe any covenant, agreement or condition applicable to the Borrower in any Borrower Loan Document; or (C) the willful misconduct or the gross negligence of or violation of law by such Indemnitee (other than any of the foregoing imputed to such Indemnitee solely by reason of its interest in the Aircraft or being party to the Borrower Loan Documents); or (D) a disposition (voluntary or involuntary) of all or any part of its interest in any Note (other than as contemplated by the Security Agreement) or in any of the Borrower Loan Documents other than, in each case, during the continuance of a Specified Default or an Event of Default under this Loan Agreement or (E) any Tax, or any loss of Tax benefits or increase in Tax liability under any Tax law, PROVIDED, HOWEVER, that this CLAUSE (E) shall not apply to any obligation of the Borrower under Section 2.b or to Taxes arising from making any payment pursuant to this SECTION 9.12 on an After-Tax Basis; or (F) the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Borrower Loan Documents which amendments, supplements, waivers or consents (x) are not or were not requested by the Borrower, (y) are not occasioned by a specific requirement of the Borrower Loan Documents and (z) are not entered into pursuant to a Default or an Event of Default; or (H) except to the extent resulting from a breach of the Borrower representations contained in SECTION 3.2, the offer, sale or delivery by such Indemnitee in violation of the Securities Act or a violation by such Indemnitee of any other applicable law or regulation relating to the transfer of any Note, or (I) except to the extent caused by acts or events occurring prior thereto, acts or events which occur after the earlier of:
(x) the payment by the Borrower of all amounts required to be paid under the Borrower Loan Documents following a Total Loss and termination of the Loan; or
(y) termination of the Loan and payment by the Borrower of all amounts required to be paid by Borrower pursuant to the terms of the Borrower Loan Documents; or
(J) attributable to a Lender Lien.

            (b) If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to the Borrower; provided, that the failure to provide such notice shall not diminish any of the Borrower's obligations to indemnify hereunder except to the extent the Borrower's right to contest the imposition of such Expense shall be prejudiced or to the extent such failure otherwise adversely affects the Borrower. The Borrower shall be entitled, at its cost and expense (and acting through counsel reasonably acceptable to the respective Indemnitee) (1) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (2) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Borrower Loan Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its best efforts to obtain such severance), and (3) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at the Borrower's sole expense, to participate therein. Notwithstanding any of the foregoing to the contrary, the Borrower shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if (A) any Specified Default or Event of Default shall have occurred and be continuing, (B) such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Lien permitted under the Borrower Loan Documents) on, the Aircraft or any material part thereof unless in such an event the Borrower shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitees in respect to such risk or (C) such proceedings are reasonably likely to involve the imposition of criminal liability, or material civil penalty for which such Indemnitee is not indemnified hereunder, on an Indemnitee; PROVIDED, HOWEVER, no such proceeding shall be compromised or settled on a basis that admits gross negligence or misconduct on the part of such Indemnitee without such Indemnitee's prior written consent. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by the Borrower pursuant to the preceding provisions so long as such participation shall not materially interfere with the Borrower's conduct or the defense of any such proceeding.

            (c) The Indemnitee shall cooperate in good faith with the Borrower and, at the Borrower's expense, shall supply the Borrower with such information reasonably requested by the Borrower as is necessary or advisable for the Borrower to control or participate in any proceeding to the extent permitted by this SECTION 9.12. Such Indemnitee shall not (unless such Indemnitee waives its right to be indemnified with respect to such Expense under this SECTION 9.12) enter into a settlement or other compromise with respect to any Expense without the prior written consent of the Borrower (except during the continuance of an Event of Default when such consent shall not be required if the Indemnitee has given the Borrower at least 15 days prior written notice of the nature and scope of the proposed settlement or compromise), which consent shall not be unreasonably withheld, conditioned or delayed.

            (d) The Borrower shall supply the Indemnitee with such information (which may, in the case of confidential or proprietary information be supplied subject to a reasonable confidentiality requirement) reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this SECTION 9.12.

            (e) So long as no Specified Default or Event of Default under this Loan Agreement shall have occurred and be continuing, upon payment of any Expense pursuant to this SECTION 9.12, the Borrower, without any further action, shall be subrogated to, and may pursue, any claims the Indemnitee may have relating thereto other than claims against any Brazilian government entity. Each Indemnitee hereby agrees to give, at the Borrower's expense, such further assurances or agreements and to cooperate with the Borrower to permit the Borrower to pursue such claims, if any, to the extent reasonably requested by the Borrower.

            (f) The Borrower's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any other document or instrument, and the Person seeking indemnification from the Borrower pursuant to any provision of this Agreement may proceed directly against the Borrower without first seeking to enforce any other right of indemnification.

            (g) To the extent permitted by applicable law, interest at the Debt Rate plus the Default Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this SECTION 9.12 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        CHAUTAUQUA AIRLINES, INC.

                                        By:_____________________________________
                                           Name:
                                           Title:


                                        EMBRAER-EMPRESA BRASILEIRA DE
                                           AERONAUTICA S.A.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        By:_____________________________________
                                           Name:
                                           Title:

WITNESS:

                                                                      Schedule 1
                                                               TO LOAN AGREEMENT

-----------------------------------------------------------------------------------
                         AMORTIZATION SCHEDULE (N375SK)
-----------------------------------------------------------------------------------
  DATE             DEBT SERVICE         INTEREST     PRINCIPAL            ENDING
                                                                          BALANCE
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
20-Feb-02                                                             14,297,288.76
-----------------------------------------------------------------------------------
20-Mar-02           127,907.31         86,236.25     41,671.06        14,255,617.70
-----------------------------------------------------------------------------------
20-Apr-02           127,907.31         85,975.80     41,931.50        14,213,686.20
-----------------------------------------------------------------------------------
20-May-02           127,907.31         85,713.73     42,193.58        14,171,492.62
-----------------------------------------------------------------------------------
20-Jun-02           127,907.31         85,450.02     42,457.29        14,129,035.33
-----------------------------------------------------------------------------------
20-Jul-02           127,907.31         85,184.66     42,722.64        14,086,312.69
-----------------------------------------------------------------------------------
20-Aug-02           127,907.31         84,917.65     42,989.66        14,043,323.03
-----------------------------------------------------------------------------------

                                                                      Schedule 2
                                                               TO LOAN AGREEMENT

                             CERTAIN FINANCIAL TERMS

"COMMITMENT" means an amount equal to ninety percent (90%) of the Total Invoice Cost.

"DEBT RATE" means an annual rate of seven point five percent (7.5%)

"DEFAULT RATE" means the Debt Rate plus two percent (2.0%).

"MATURITY DATE" means August __, 2002.

"TOTAL INVOICE COST" means $15,885,876.40.

                                                                         ANNEX A
                                                               TO LOAN AGREEMENT
                                                       AND TO SECURITY AGREEMENT

                                FINANCING OF ONE
                    EMBRAER EMB-145 MODEL EMB-135 KL AIRCRAFT

                     DEFINITIONS RELATING TO LOAN AGREEMENT
                             AND SECURITY AGREEMENT

            "AFFILIATE" means with respect to a specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

            "AIRCRAFT" means the Airframe, the Engines and the Parts.

            "AIRFRAME" means (i) the Embraer EMB-145 model EMB-135 KL aircraft having United States registration number N375SK and Manufacturer's serial number 145569 (except Engines and engines installed thereon) and (ii) and any and all Parts so long as the same shall be incorporated or installed in or attached to the Airframe, or so long as Lender's security interest shall remain vested in Lender in accordance with the terms of the Security Agreement after removal from the Aircraft.

            "AFTER-TAX BASIS" means, with respect to any payment to be received or accrued by any Person, the amount of such payment supplemented, if necessary, by a further payment or payments so that the sum of all such payments, after deduction of all Taxes actually payable to any taxing authority as a result of the receipt or accrual of such payments shall be equal to the payment to be received or accrued, after taking into account any Tax savings realized as a result of the indemnified liability.

            "APPLICABLE LAW" means all applicable laws, treaties, judgments, decrees, injunctions, writs and orders of any Governmental Authority having jurisdiction over the applicable party hereto and rules, regulations, orders, directives, licenses and permits of any Governmental Authority having jurisdiction over the applicable party hereto and all interpretations, implementation and enforcement of any of the foregoing by any Governmental Authority, in each case having the force of law.

            "BILLS OF SALE" means the FAA Bill of Sale and the Warranty Bill of Sale.

            "BORROWER" has the meaning set forth in the recitals hereto.

            "BORROWER LOAN DOCUMENTS" means the Loan Agreement, the Note, the Security Agreement, each Security Agreement Supplement, and any other agreement or instrument specifically agreed by the Parties hereto to be identified as a "Borrower Loan Document" for purposes hereof.

            "BORROWING DATE" means the Delivery Date.

            "BRAZIL" means the Federative Republic of Brazil.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required by law, regulation or executive order to be closed in New York, New York, or Rio de Janeiro, Brazil.

            "CERTIFICATED AIR CARRIER" means a Citizen of the United States holding an air carrier operating certificate issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo, or if such certification shall cease to be available, an air carrier eligible for certification as to the matters contemplated by such certification.

            "CHANGE IN U.S. TAX LAW" means (a) any change after the Borrowing Date to the Code, the Regulations or administrative guidance or (b) any formal or informal change in any Internal Revenue Service position with respect to, or interpretation of, U.S. Tax Law, regardless of how and when such change is advanced, announced or articulated.

            "CITIZEN OF THE UNITED STATES" has the meaning set forth in Section 40102(a)(15) of the Transportation Code.

            "CLOSING" has the meaning set forth in Section 2.1 of the Loan Agreement.

            "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL" has the meaning specified in Section 2.1 of the Security Agreement.

            "COLLATERAL DOCUMENTS" means all items of Collateral that are agreements, instruments or other documents.

            "COMMITMENT" has the meaning set forth in Schedule 2 to the Loan Agreement.

            "DEBT RATE" has the meaning set forth on Schedule 2 to the Loan Agreement

            "DEFAULT" means an event that, with the giving of notice or the lapse of time or both, would become an Event of Default.

            "DEFAULT RATE" has the meaning set forth in Schedule 2 to the Loan Agreement.

            "DELIVERY DATE" or "DATE OF ACTUAL DELIVERY" means the date on which the Aircraft shall be delivered by the Manufacturer to the Borrower, which date shall be the date of the Warranty Bill of Sale.

            "DOLLARS" and "$" mean the lawful currency of the United States.

            "ELIGIBLE ACCOUNT" means an account established by and with an Eligible Institution at the request of the Lender, which institution agrees, for all purposes of the UCC including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the UCC), (b) all property (other than cash) credited to such account shall be treated as a "financial asset") (as defined in Section 8-102(9) of the UCC), (c) the Lender shall be the "entitlement holder" (as defined in Section 8-102(7) of the UCC) in respect of such account, (d) it will comply with all entitlement orders issued by the Lender to the exclusion of the Borrower, and (e) the "securities intermediary jurisdiction" (under Section 8-110(e) of the UCC) shall be the State of New York.

            "ELIGIBLE INSTITUTION" means the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. Branch of a foreign bank), which has a long-term unsecured debt rating from Moody's and Standard & Poor's of at least A-3 or its equivalent.

            "ENGINE" means (i) unless and until replaced by a Replacement Engine pursuant to the Security Agreement each of the two Rolls-Royce AE3007A1/3 engines, having the manufacturer's serial numbers set forth in the initial Security Agreement Supplement, whether or not from time to time installed on the Airframe or installed on any other airframe or any other aircraft, or (ii) any Replacement Engine substituted for an Engine under the Security Agreement, together in each case with any and all Parts incorporated or installed in or attached thereto and any and all Parts removed therefrom so long Lender's Security interest therein shall remain vested in Lessor in accordance with the terms of the Security Agreement after removal from such Engine.

            "EQUIPMENT" means the Aircraft, the Airframe, any Engine and/or any Part

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "EXCLUDED TAXES" means (i) Taxes imposed by a jurisdiction within which Lender is incorporated or maintains its principal place of business and
(ii) Taxes that would not have been imposed but for a connection between the Lender and the taxing jurisdiction other than the transactions contemplated hereby, and (iii) Taxes that would not have been imposed but for

Lender's, Loan Transferee's or Loan Participant's failure to provide Borrower with any certification in accordance with Section 2.6 of the Loan Agreement.

            "EVENT OF DEFAULT" means any of the events set forth in Section 8.1 of the Loan Agreement.

            "EXPENSES" means any and all liabilities, obligations, losses, damages, settlements, penalties, claims (including, but not limited to, negligence, strict or absolute liability, liability in tort and liabilities arising out of violation of laws or regulatory requirements of any kind), actions, suits, out-of-pocket costs, expenses and disbursements (including reasonable legal fees, costs of investigation of whatsoever kind and nature and expenses, and out-of-pocket costs and expenses relating to enforcement of, and reasonable out-of-pocket costs and expenses relating to amendments, supplements, waivers and consents to and under the Borrower Loan Documents.

            "FAA" means the U.S. Federal Aviation Administration and any agency or instrumentality of the U.S. Government succeeding to its functions.

            "FAA APPLICATION FOR AIRCRAFT REGISTRATION" means an application for registration of the Aircraft in the name of the Borrower on AC Form 8050-1 or such other form approved by the FAA.

            "FAA BILL OF SALE" means the bill of sale for the Aircraft on AC Form 8050-2 or such other form approved by the FAA, dated the Delivery Date, executed by the Manufacturer in favor of the Borrower.

            "FAA COUNSEL" means Daugherty, Fowler, Peregrin & Haught, or other FAA counsel in Oklahoma City, Oklahoma, acceptable to all Parties.

            "GAAP" means generally accepted accounting principles in the United States.

            "GOVERNMENT" means the government of the United States and any instrumentality or agency thereof.

            "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof and entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "IMMEDIATELY AVAILABLE FUNDS" means funds with good value on the day and in the city in which payment is received.

            "INDEMNIFIED TAXES" means any Taxes other than Excluded Taxes.

            "Indemnitee" means Lender and its officers, directors, employees, agents, servants, successors and permitted assigns of any of the foregoing Persons.

            "IRS" means the United States Internal Revenue Service or any agency or instrumentality of the U.S. Government succeeding to its functions.

            "LENDER" has the meaning set forth in the introductory paragraph of the Loan Agreement.

            "LENDER LIEN" means any Lien attributable to the Lender on or against the Aircraft, any interest therein, or any other portion of the Collateral, arising out of any claim against the Lender that is not related to the Borrower Loan Documents or out of any act or omission of the Lender that is not related to the transactions contemplated by the Borrower Loan Documents or that constitutes a breach by it of its obligations under the Borrower Loan Documents; PROVIDED, HOWEVER, that any Lien which is attributable solely to Lender and would otherwise constitute a Lender Lien hereunder shall not, for the purpose of any warranty or representation of Lender against the existence of the same or for any covenant or obligation not to allow the same or to immediately cause the removal of the same, constitute, for such purposes only, a Lender Lien hereunder so long as (a) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the airframe or any Engine or any interest therein, (b) the existence of such Lien does not interfere in any way with the use or operation of the Aircraft by Borrower, (c) Lender is in good faith diligently contesting such Lien by appropriate proceeding and (d), in the case of any Lender Lien on any Engine, Borrower shall not have replaced such Engine with a Replacement Engine pursuant to the applicable provisions of the Security Agreement.

            "LIEN" means any mortgage, lease, security interest, lien, title retention arrangement or other claim or encumbrance.

            "LOAN" means the loan in the amount of the Commitment, made by the Lender pursuant to the proceeds of which are to be used for the purchase of the Aircraft by the Borrower, such Loan to be evidenced by the Loan Agreement and the Note.

            "LOAN AGREEMENT" means the Loan Agreement (N375SK), dated as of February 20, 2002 between the Borrower and the Lender.

            "MANUFACTURER" means Embraer - Empresa Brasileira de Aeronautica S.A., and its successors and permitted assigns.

            "MATERIAL ADVERSE CHANGE" means a material adverse change since the date of the last audited financial statements of the Borrower in the business, operations or financial condition of the Borrower, which change has a material adverse impact on the Borrower's ability to perform any of its obligations under the Borrower Loan Documents to which it is a party. Without limiting the generality of the foregoing, a material adverse change shall have occurred within the meaning of the immediately preceding sentence if any of the following shall occur: (i) a material financial or material non-financial default of the Borrower in any obligation owed to Lender, (ii) any event described in Section 8.1(e) or (f) of the Loan Agreement, (iii) the termination of any of the Borrower's existing code-sharing agreements with US Airways, Inc., America West Airlines, Inc., or American Airlines, Inc. (or, as applicable, with any affiliate of such companies) and the non-replacement of such agreements by code-sharing or other revenue generating arrangements of substantially equivalent value within a period of one (1) month after such termination, or
(iv) the material and adverse grounding of all or a substantial portion of Borrower's fleet of aircraft or the imposition of operating restrictions on Borrower by any order or administrative action by the FAA or any other aviation authority, and such order or administrative action is not applicable to regional air carriers generally; and notwithstanding the specificity of the foregoing clauses (i) to (iv), the first sentence of this paragraph shall be interpreted non-exclusively in accordance with normal commercial practices.

            "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Borrower or the Borrower and its Affiliates taken as a whole; (b) a material impairment of the ability of the Borrower to perform its obligations under any Borrower Loan Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower of any Borrower Loan Document to which it is a party or (ii) the protections afforded Lender under Section 1110 of the United States Bankruptcy Code (other than a change in United States law which would make such benefits unavailable to aircraft leases or secured loans generally under United States law).

            "MATURITY DATE" has the meaning provided in Schedule 2 to the Loan Agreement.

            "MOODY'S" means Moody's Investor Service, Inc.

            "NOTE" means the Note, dated the Borrowing Date, in the amount of the Commitment and executed by the Borrower in favor of the Lender pursuant to
Section 2.2 of the Loan Agreement.

            "PARTS" means all parts, appliances, components, instruments, accessories and furnishings (other than complete engines) which are from time to time be installed in or attached to the Airframe or to any Engine.

            "PARTY" means each party to the Loan Agreement.

            "PAYMENT DATE" has the meaning provided in Section 2.2(a) of the Loan Agreement.

            "PERMITTED INVESTMENTS" means the following securities (which shall mature within 90 days of the date of purchase thereof): (a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government;
(c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rate of "C" or better from the Thomson BankWatch Service; (d) commercial paper of any issuer doing business under the Laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Rating Services or Moody's Investors Service, Inc. equal to A1 or higher or (e) shares in money market mutual or similar funds which invest substantially in assets satisfying the requirements of clauses (a) through (d) of this definition.

            "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization or Governmental Authority.

            "PURCHASE AGREEMENT" means that Purchase Agreement No. GCT-025/98 dated June 17, 1998 (together with all amendments and supplements thereto), between Solitair Corporation and Manufacturer relating to certain Embraer EMB-145 aircraft, including the Aircraft.

            "REPLACEMENT ENGINE" means a Rolls-Royce AE3007A1/3 engine or an improved model having a value, utility, condition and remaining useful life at least equal to the replaced Engine (assuming that such Engine was in the condition required by the Security Agreement), and being suitable for installation and use on the Airframe that is substituted for an Engine pursuant to Section 3.3 of the Security Agreement.

            "RESPONSIBLE OFFICER" means, with respect to any corporation, its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President or the Treasurer, or any other management employee (a) whose power to take the action in question has been authorized, directly or indirectly, by the Board of Directors of such corporation, (B) working under the supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer and (C) whose responsibilities include the administration of the transactions and agreements contemplated by the Loan Agreement and the Security Agreement.

            "SECTION 1110" means Section 1110 of the United States Bankruptcy Code, or any successor or replacement provision of the United States Bankruptcy Code.

            "SECURITY AGREEMENT" means the Security Agreement, dated as of the date of the Loan Agreement, between the Borrower and the Lender, including all annexes, schedules, exhibits, appendices and supplements thereto.

            "SECURITY AGREEMENT SUPPLEMENT" means (A) the Security Agreement Supplement No. 1, substantially in the form of Exhibit A to the Security Agreement, dated the Borrowing Date, which shall describe with particularity the Airframe and the Engines and which creates a security interest in the Airframe and Engines and (B) any other supplement to the Security Agreement from time to time executed and delivered by the Borrower pursuant to the Security Agreement.

            "SPECIFIED DEFAULT" means (a) an event or condition described in
Section 3.3.1(a), (e) or (f) that, after the giving of notice or lapse of time, or both, would become an Event of Default, or (b) any Event of Default.

            "SUBSIDIARY" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

            "TAX" and "TAXES" mean any and all fees and taxes imposed or asserted by any Governmental Authority, including income, gross receipts, sales, rents, use, turnover, value added, property, excise and stamp taxes, license, levies, imposts, duties, recording charges or fees, charges, assessments or withholding of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon.

            "TERM" means the period between the Borrowing Date and the Maturity Date.

            "TOTAL INVOICE COST" has the meaning provided on Schedule 2 to the Loan Agreement.

            "TOTAL LOSS" of an Item means the occurrence of any of the following:

            (i) any theft, hijacking or disappearance of such property for a period of 60 consecutive days or more or, if earlier for a period that extends until the end of the Term;

            (ii) destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

            (iii) any event which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss;

            (iv) condemnation, confiscation or seizure of, or requisition of title to or use of such property by any foreign government or purported government (or in the case of any such requisition of title, by the Government) or any agency or instrumentality thereof, for a period in excess of (A) in the case of any requisition of use, 30 consecutive days or (B) in the case of any condemnation, confiscation or seizure of, or requisition of title, 10 consecutive days, or, in any of the cases in this clause (iv), such shorter period ending on the expiration of the Term;

            (v) condemnation, confiscation or seizure of, or requisition of use of such property by the Government for a period extending beyond the Term;

            (vi) as a result of any law, rule, regulation, order or other action by the FAA, the use of the Aircraft or Airframe in the normal course of air transportation shall have been prohibited by virtue of a condition affecting all Embraer EMB-145 model EMB-135 KL aircraft equipped with engines of the same make and model as the Engines for a period of 120 consecutive days (or beyond the end of the Term), unless the Borrower, prior to the expiration of such 120-day period, shall be diligently carrying forward all necessary and desirable steps to permit normal use of the Aircraft and shall within 3 months have conformed at least one Embraer EMB-145 model EMB-135 KL aircraft (but not necessarily the Aircraft) to the requirements of any such law, rule, regulation, order or action, and shall be diligently pursuing conformance of the Aircraft in a non-discriminatory manner provided that, notwithstanding the foregoing, if such normal use of such property subject to the Lease shall be prohibited at the end of the Term, or if such normal use of such property shall be prohibited for a period of six (6) consecutive months, a Total Loss shall be deemed to have occurred; and

            (vii) with respect to an Engine only, the requisition or taking of use thereof by any government, and any divestiture of title or ownership deemed to be a Total Loss with respect to an Engine under Section 3.3(b) of the Security Agreement.

            The date of such Total Loss shall be (aa) the 31st day following loss of such property or its use due to theft or disappearance or the 91st day following such loss if such period shall have been extended (or the end of the Term if earlier); (bb) the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (cc) the date of any insurance settlement on the basis of an actual, constructive or compromised total loss; (dd) the 31st day following condemnation, confiscation, seizure or requisition of title to such property by a foreign government referred to in clause (iv) above (or the 11th day in the case of appropriation of title), or the end of the Term if earlier than such 31st or 11th day; (ee) the last day of the Term in the case of requisition of title to or use of such property by the Government; and (ff) the last day of the applicable period referred to in clause (vi) above (or if earlier, the end of the Term without the Borrower's having conformed at least one Embraer EMB-145 model EMB-135 KL aircraft to the applicable requirements). A Total Loss with respect to the Aircraft shall be deemed to have occurred if any Total Loss occurs with respect to the Airframe.

            "TRANSPORTATION CODE" means 49 U.S.C. subtitle VII, as amended, and any successor statute thereto.

            "UNITED STATES" and "U.S." each means the United States of America.

            "UNITED STATES PERSON" shall have the meaning given such term in
Section 7701(a)(30) of the Code.

            "U.S. TAX LAW" includes the Code, any regulations promulgated or proposed thereunder (the "Regulations") and any private letter rulings as of November 30, 2001 (as though such rulings have the force of law), in each case.

            "WARRANTY BILL OF SALE" means the full warranty bill of sale covering the Aircraft (together with the FAA Bill of Sale collectively called "Bills of Sale"), executed by the Manufacturer in favor of the Borrower, dated the Delivery Date, and specifically referring to each Engine, as well as to the Airframe, constituting a part of the Aircraft.

                                                                         ANNEX B
                                                               TO LOAN AGREEMENT

          THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO THE SECURITIES LAWS
        OF ANY STATE. ACCORDINGLY, THIS PROMISSORY NOTE MAY NOT BE SOLD,
       UNLESS EITHER REGISTERED UNDER SUCH ACT AND SUCH APPLICABLE STATE
        LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                 PROMISSORY NOTE

          Relating to One (1) Embraer EMB-145 model EMB-135 KL Aircraft
                          U.S. Registration No. N375SK
                       Manufacturer's Serial Number 145569

$ ______________                                              ________ ___, 2001

      Chautauqua Airlines, Inc., a New York, U.S.A. corporation ("BORROWER"), for value received, hereby promises to pay to Embraer - Empresa Brasileira de Aeronautica S.A., a Brazilian corporation, or its registered assigns ("LENDER"), at Caixa Postal 343, CEP 12227-901, Sao Jose dos Campos, Sao Paulo, Brazil (or at such other location as Lender may from time to time designate in writing to Borrower), the principal sum of ________________ dollars (US $ ______________ )
(the " LOAN"), or such other amount as shall equal the aggregate unpaid principal amount of the Loan made by Lender to Borrower under that certain Loan Agreement dated as of ________ ___, 2001 (as at any time hereafter amended, the "LOAN AGREEMENT"), by and among Borrower and Lender, in lawful money of the United States of America and Immediately Available Funds.

      The Borrower shall make scheduled principal payments on the Loan in monthly installments in the amounts and on the dates identified on Schedule 1 hereto (each such date, a "Payment Date"). On each Payment Date, the Borrower shall pay interest accrued in respect of the unpaid principal amount of the Loan from the date the proceeds made thereof are made available to the Borrower until such date, at the Debt Rate. The expected amounts of such interest for each Payment Date are stated on Schedule 1 hereto. The Borrower shall pay the unpaid principal amount of and accrued interest on the Loan on ____________, 2001 (the "Maturity Date").

      Any payment of interest, principal or any other payment not paid to Lender when due and payable hereunder shall, from the date when due and payable until the date when fully paid, bear interest at the Default Rate.

      All payments of principal, interest and other amounts to be made by Borrower to Lender hereunder shall be made to the account specified and in the manner provided in the Loan Agreement. Lender shall apply the payment of principal and other amounts due on this Promissory Note as follows: FIRST, to the payment of any amount (other than principal and interest) due to Lender hereunder or under the Borrower Loan Documents with respect to the Loan; SECOND, to the payment of accrued and unpaid interest due on this Promissory Note; and THIRD, to the payment of principal under this Promissory Note.

      This Promissory Note and the Loan may be prepaid in full at any time or from time to time without penalty, premium or prepayment fee, provided that such prepayment is of all principal outstanding on the Loan, and all other liabilities of the Borrower with respect to the Loan then due under the Borrower Loan Documents. Borrower may be obligated to prepay this Promissory Note as specified in the Loan Agreement and subject to the requirements thereof.

      Borrower agrees to record separately the name and address and any other necessary identifying information of Lender in a register maintained as part of a book-entry system. Borrower and Lender shall treat the party whose name is recorded in such register as Lender hereunder with all entitlements under this Promissory Note. Notwithstanding anything to the contrary set forth in this Promissory Note or the other Borrower Loan Documents, no assignment by Lender of any rights or obligations under or in respect of the Loan or the Note shall be effective unless and until Borrower shall have recorded such assignment in the register maintained pursuant to the preceding paragraph; PROVIDED that if any such transfer occurs while an Event of Default has occurred and is continuing, Lender may act as Borrower's agent for effecting registration of such transfer. Borrower shall record the name of the transferor, the name of the transferee and the amount of the transfer in the register in the case of a transfer that complies with the requirements of the Loan Agreement.

      This Promissory Note is the Note referred to in the Loan Agreement and is entitled to the security and benefits provided in the Security Agreement.

      Upon the occurrence of an Event of Default and for so long as such Event of Default shall continue, the principal hereof and accrued interest hereon may be declared to be or may automatically become forthwith due and payable, and Lender shall be entitled to recover, in addition to all other sums due hereunder, all of the reasonable costs and expenses, including, without limitation, court costs and attorney fees, incurred by Lender in enforcing its rights hereunder.

      Borrower waives diligence, demand, presentment, notice of nonpayment and protest, all in the sole discretion of Lender and without notice and without affecting in any manner the liability of Borrower.

      Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement and/or the Security Agreement.

      THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        [REMAINDER OF PAGE INTENTIONALLY BLANK -- SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed by one of its authorized officers as of the date hereof.

                                        CHAUTAUQUA AIRLINES, INC.


                                        By:
                                        Name:
                                        Title:

NOTE TO EXHIBIT 10.56

The three additional Interim Loan Agreements are substantially identical in all material respects to the filed Interim Loan Agreement except as follows:


------------------------------------- ----------------------------------- -----------------------------------
            TAIL NUMBER                          CLOSING DATE                     OWNER-PARTICIPANT

------------------------------------- ----------------------------------- -----------------------------------
              N372SK                           December, 2001                          Embraer
------------------------------------- ----------------------------------- -----------------------------------
              N373SK                           December, 2001                          Embraer
------------------------------------- ----------------------------------- -----------------------------------
              N374SK                           December, 2001                          Embraer
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------